UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024 (September 10, 2024)

Mediaco Holding Inc.
(Exact name of registrant as specified in its charter)

Indiana	001-39029	84-2427771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

48 West 25th Street, Third Floor	New York	New York	10014
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: 1 (212) 229-9797

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Existing First Lien Credit Agreement

On April 17, 2024, MediaCo Holding Inc., an Indiana corporation (“MediaCo”), and its direct and indirect subsidiaries entered into a maximum $45.0 million first lien term loan credit facility (the “Existing First Lien Credit Agreement”; the Existing First Lien Credit Agreement, as amended by the First Amendment (as defined below), the “First Lien Credit Agreement”), with White Hawk Capital Partners, LP, as term agent thereunder (the “Term Agent”), and the lenders party thereto.  Under the terms of the Existing First Lien Credit Agreement, MediaCo received an initial term loan of $35.0 million on April 17, 2024 (the “Initial Loan”) and was provided with a subsequent delayed draw facility of up to $10.0 million that may be provided for additional working capital purposes under certain conditions.

On September 10, 2024, MediaCo and its direct and indirect subsidiaries entered into an amendment to the Existing First Lien Credit Agreement (the “First Amendment”), with the Term Agent and the lenders party thereto, to amend the terms of the Existing First Lien Credit Agreement, to, among other things, (x) provide additional commitments to the existing delayed draw facility of up to $7.5 million subject to the terms and conditions set forth in the First Lien Credit Agreement (the “First Amendment Delayed Draw Term Facility”) and (y) make certain other changes to the Existing First Lien Credit Agreement as set forth in the First Amendment.

The foregoing description of the First Lien Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the First Lien Credit Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Waiver to Existing Second Lien Credit Agreement

On April 17, 2024, MediaCo and its direct and indirect subsidiaries entered into a maximum $30.0 million second lien term loan credit facility (the “Existing Second Lien Credit Agreement”), with HPS Investment Partners, LLC (“HPS”) as term agent, and the lenders party thereto. Under the terms of the Existing Second Lien Credit Agreement, MediaCo received a second lien term loan of $30.0 million.

On September 10, 2024, MediaCo and its direct and indirect subsidiaries obtained a waiver to the Existing Second Lien Credit Agreement (the “Second Lien Waiver”), from HPS and the lenders party thereto, to waive certain restrictions relating to the incurrence of the First Amendment Delayed Draw Facility and certain other restrictions as set forth therein.

The foregoing description of the Second Lien Waiver is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Waiver, which is attached as Exhibit 10.2 to this report and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth with respect to the First Lien Term Loan in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*
First Amendment and Limited Consent to Credit Agreement dated as of September 10, 2024, between MediaCo Holding Inc., as Borrower, the financial institutions party thereto as lenders and WhiteHawk Capital Partners LP as Term Agent.

10.2*
Limited Consent to Credit Agreement dated as of September 10, 2024, between MediaCo Holding Inc., as Borrower, the financial institutions party thereto as lenders and HPS Investment Partners, LLC, as Term Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*      Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.

September 16, 2024	By:	/s/ Ann Beemish
	Name:	Ann Beemish
	Title:	Chief Financial Officer